JAMES DOOLIN
                               5525 S. 900 E. #110
                           SALT LAKE CITY, UTAH 84117


                                 AUGUST 24, 2000


Board of Directors
Telkonet, Inc.
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146


Gentlemen:

         The undersigned hereby resigns, effective August 30, 2000, as an officer and director of Telkonet, Inc.

                                             Sincerely,


                                             /s/ James Doolin
                                             James Doolin